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                             PURCHASE AND SALE AGREEMENT
                                6905 E. MCDOWELL ROAD


         THIS PURCHASE AND SALE AGREEMENT OF REAL PROPERTY (hereinafter called the "Agreement"), made and entered into this ___ day of May 1996, by and between STEVEN KNAPPENBERGER, as Trustee of the Steven Knappenberger Revocable Trust II, as to an undivided fifty percent interest and BRUCE KNAPPENBERGER, as Trustee of the Bruce Knappenberger Revocable Trust, as to an undivided fifty percent interest (collectively and severally, "Seller") and UAG WEST, INC., a Delaware corporation ("Purchaser").

                                 W I T N E S S E T H:

         WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property (as hereinafter defined), subject to the terms and provisions of this Agreement.

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE. Subject to and in accordance with the terms and provisions hereof, Seller agrees to sell and Purchaser agrees to purchase all that tract or parcel of land lying and being in Scottsdale, Arizona and being more particularly described on EXHIBIT "A" attached hereto and by this reference made a part hereof (the "Land"), together with that certain building (the "Building"), all other improvements, [VERIFY NO PERSONAL PROPERTY OWNED BY SELLER] structures, plants, trees, and shrubbery located thereon (the "Improvements"), and together with all rights, privileges, licenses, permits, members, reversions, warranties, guarantees, water rights and easements appurtenant thereto, and all right, title, and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land (all interests in this Paragraph 1 are herein collectively referred to as the "Property").

         2. EARNEST MONEY. Within three (3) business days after the full execution of this Agreement, Purchaser shall deliver to First American Title Insurance Company ("Escrow Agent"), at the address for notices set forth in this Agreement, Purchaser's check, payable to Escrow Agent, in the amount of FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00) (the "Earnest Money"), which Earnest Money shall be held and disbursed by Escrow Agent pursuant to the terms of this Agreement. In the event the Closing (as hereinafter defined) shall occur, the Earnest Money and all interest earned thereon shall be credited to the Purchase

Price. If the Earnest Money is forfeited to Seller as provided by this Agreement, the Earnest Money, with any interest earned thereon, shall be paid immediately to Seller. If Purchaser is entitled at any time to a return of the Earnest Money, any interest earned thereon shall be paid to Purchaser.

         3. PURCHASE PRICE. Subject to adjustment and credits as otherwise specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be NINE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($950,000.00) plus Purchaser's assumption of that certain promissory note made by Seller and held by Bank of America ("Bank") dated ______________, in the original principal amount of ________________ _________________________________ ($______________) ("Promissory Note") secured by the Property pursuant to that certain Deed of Trust dated ___________, recorded in Book ____, Page ____, Maricopa County, Arizona, __________ Records ("Deed of Trust").

         4. PURCHASER'S INSPECTION AND REVIEW RIGHTS. Commencing on the effective date of this Agreement, Purchaser and its agents, engineers, and representatives, with Seller's full cooperation, shall have the privilege of going upon the Property following reasonable prior notice to Seller as needed to inspect, examine, test, and survey the Property at all reasonable times and from time to time. Such privilege shall include the right to make soils tests, borings, percolation tests, tank tightness, environmental, and other tests to obtain information necessary to determine surface and subsurface conditions, and tests and inspections to determine the fitness of the Building and Improvements, as well as any other tests deemed reasonably necessary by Purchaser. Purchaser agrees to indemnify and hold Seller harmless from any injury, cost, liability or expense to person or property arising out of Purchaser's exercise of the inspection rights granted by this Paragraph and this indemnity shall survive the Closing or the cancellation of this Agreement. Seller shall make available for inspection by Purchaser all books, records, and files relating to the ownership and operation of the Property, including, without limitation, copies of Seller's title policy and the exceptions shown thereon, surveys, environmental reports, investigation and governmental filings with respect thereto, appraisals, contracts, books, accounts, records, licensure, inventory and other information relating to the Property which is in Seller's possession or control. Seller further agrees to in good faith assist and cooperate with Purchaser in coming to a thorough understanding of all such information and to respond to such additional requests for information as Purchaser may make, provided Seller shall not be obligated to incur expenses in order to so assist Purchaser except for reasonable personnel assistance and copying costs. Within three (3) business days after the effective date of this Agreement, Seller shall deliver to Purchaser copies of the most recent title


                                          2

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policy, survey and environmental phase 1 and, if applicable, phase 2 reports in
Seller's possession or control.

         5. INSPECTION PERIOD. Purchaser shall have thirty (30) [MAKE CONSISTENT WITH SPA] days after the effective date of this Agreement (the "Inspection Period") in order to determine, in Purchaser's sole and absolute opinion and discretion, whether the Property is suitable for Purchaser's needs. Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice to Seller of such election to terminate. In the event Purchaser so elects to terminate this Agreement, Seller shall be entitled to receive $100.00 of the Earnest Money, the balance of the Earnest Money shall be refunded by Escrow Agent to Purchaser, whereupon, except as expressly provided to the contrary in this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. Seller acknowledges that the sum of $100.00 is good and adequate consideration for the termination rights granted to Purchaser hereunder and that Purchaser, in reliance on this Agreement, will expend far greater sums in investigating and examining the Property to determine its suitability for Purchaser's purposes.

         6. GENERAL CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS REGARDING THE CLOSING. In addition to Purchaser's right to terminate this Agreement as set forth in Paragraph 5 above, the obligations and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions precedent prior to or simultaneously with the Closing, the failure of any of which shall entitle Purchaser to terminate this Agreement upon notice to Seller, whereupon the balance of the Earnest Money shall be refunded by Escrow Agent to Purchaser:

              (a) Seller and the other parties thereto have complied with and otherwise performed each of the covenants and obligations set forth in this Agreement, in that certain Stock Purchase Agreement of even date herewith by and among Purchaser, United Auto Group, Inc., Scottsdale Jaguar, Ltd., SA Automotive, Ltd., SL Automotive, Ltd., SPA Automotive, Ltd., Scottsdale Management Group, Ltd., Steven Knappenberger, Jay Beskind and George Brochick, concerning the purchase of stock and assets regarding the business conducted at the Property and other businesses ("SPA").

              (b) All representations and warranties of Seller as set forth in this Agreement and of Seller and the other parties thereto in the SPA shall be in all respects true and correct as of the date of Closing.

              (c) Title Company (as hereinafter defined) has issued an owner's title insurance commitment on the Property and is prepared to issue to Purchaser upon the Closing the Title Insurance Policy (as hereinafter defined) with respect to the Property, subject only to the matters approved by Purchaser.


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              (d)  The closing of the SPA transactions contemplated by the SPA.

              (e) Purchaser's (i) ability to assume the Note and Deed of Trust on terms acceptable to Purchaser and without any increase in interest rate, decrease in term or payment of any amount for such assumption, provided that Purchaser and United Auto Group, Inc. agree to guarantee the Note and Deed of Trust as part of such assumption; (ii) obtaining written assurances satisfactory to it that (w) the Deed of Trust is security only for the Note, and (x) there is no default under the Note, Deed of Trust or any loan documents related thereto. Seller's obligations and liabilities hereunder shall be conditioned upon the full release of Seller and Steven Knappenberger from all liability under the Note, Deed of Trust and all related guarantees and loan documents related thereto prior to the Closing.

              (f) The Lease (as hereinafter defined) is not in default and Seller provides written evidence reasonably satisfactory to Purchaser to such effect.

              (g) The principal amount together with all accrued and unpaid interest on the Note together with any other amounts owing with respect to the Note and Deed of Trust shall not exceed _______________________ [DO WE NEED TO DEAL WITH OTHER ASSUMED DEBT AMOUNTS?].

Purchaser may waive any of the foregoing conditions except the contingency benefitting Seller set forth in paragraph 6(e), in Purchaser's sole discretion on or prior to Closing.

         7.   PRELIMINARY TITLE REPORT:  SURVEY.

              (a) Within ten (10) days following the opening of escrow, Seller, at its expense, shall cause Escrow Agent to deliver a current preliminary title report (the "Report") on the Property to Purchaser and Seller. The Report shall show the status of title to the Property as of the date of the Report and shall be accompanied by legible copies of all documents referred to in the Report.

              (b) Promptly following the delivery of the Report, Purchaser will cause an ALTA Survey of the Property (the "Survey") to be prepared by an Arizona licensed civil engineer or land surveyor, at Purchaser's expense. The Survey shall be certified to be accurate, complete, and correct to Purchaser, Seller, and Escrow Agent and shall be in a form acceptable to Escrow Agent for issuance of the Title Insurance Policy required by Paragraph 8.

              (c) Purchaser shall have ten (10) days (the "Review Period") following receipt of both the Report and the Survey to approve or disapprove any Survey matters and the status of title as shown by the Report and the Survey. No later than


                                          4

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    ten (10) days but no earlier than fifteen (15) days prior to Closing,
    Seller shall cause Escrow Agent to issue a supplemental or amended title report and if it shows additional exceptions to title (an "Amended Report"), Purchaser shall have a period of time equal to five (5) days (a "Supplemental Review Period") from the date of receipt of the Amended Report and a copy of each document referred to in the Amended Report in which to give notice of dissatisfaction as to any additional exceptions. Purchaser shall also obtain a re-certified Survey prior to Closing ("Amended Survey"). If Purchaser is dissatisfied with any matter shown on the Survey or Amended Survey or with any exception to title as shown in the Report or on an Amended Report, then, at Purchaser's sole option, Purchaser may either (i) cancel this Agreement by giving written notice of cancellation to Seller and Escrow Agent within five (5) days after the Review Period, or Supplemental Review Period, as appropriate, or (ii) Purchaser may provisionally accept the title subject to Seller's removal of any disapproved matters, exceptions, or objections, or Seller obtaining title insurance endorsements satisfactory to Purchaser against such matters, exceptions, and objections before the close of escrow; provided, however, it is understood and agreed that, except as provided below, Seller shall have no duty whatsoever to eliminate or secure a title endorsement against any such matter or exception. If Seller cannot remove such matters, exceptions, and objections before the close of escrow, then, at Purchaser's option, the Earnest Money shall be returned to Purchaser upon demand and, subject to Purchaser's rights herein, all obligations shall terminate, or Purchaser may close the transaction as scheduled and pursue any rights it may have hereunder.

         (d) Notwithstanding anything herein contained to the contrary, it is understood and agreed that title to the Property shall be delivered to Purchaser at the close of escrow free and clear of all (i) monetary liens and encumbrances (other than the Deed of Trust and any related documents and the lien for current real property taxes and assessments not yet due and payable) and that such monetary liens and encumbrances shall be released from the Property by Seller at Seller's sole expense on or before the close of escrow or Purchaser may cause their release and the cost thereof, together with Purchaser's reasonable expenses to accomplish same, shall be credited against the Purchaser Price; and (ii) matters first arising after the effective date of the Report which arise by the action or inaction of Seller and that such matters shall be released from the Property by Seller at Seller's sole expense on or before the close of escrow, or Purchaser may cause their release and the cost thereof, together with Purchaser's reasonable expenses to accomplish same, shall be credited against the Purchase Price (or if such cannot be so released, Purchaser may pursue its remedies against Seller for default) (the matters in (i) and
    (ii) sometimes referred to as "Seller Defects").


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              (e)  If Purchaser does not object to a Survey matter or an exception to title as disclosed by a Report or Amended Report within the applicable time period, such matter shall be deemed to have been approved by Purchaser.

              (f) Upon a cancellation in accordance with the provisions of this Paragraph 7, all Earnest Money deposits shall be returned to Purchaser, together with all documents deposited in escrow by Purchaser. All documents deposited in escrow by Seller shall be returned to Seller, and this Agreement shall terminate.

         Seller represents and warrants that is currently owns good and marketable fee simple title to the Property. Title to the Property shall be conveyed from Seller to Purchaser at the Closing by Special [VERIFY] Warranty Deed subject to current taxes and assessments not yet due and payable [VERIFY LESSEE PAYS TAXES], easements, rights-of-way, reservations in patents, covenants, conditions, restrictions and non-monetary encumbrances, as may appear of record on the date of this Agreement (unless Seller agrees to remove any such matters, in which case such shall not be a permitted exception), the Lease, Deed of Trust and all matters which an accurate survey of the Property or a physical inspection of the Property on the date of this Agreement would disclose (unless Seller agrees to remove any such matters, in which case such shall not be a permitted exception). Water rights, if any, shall be excluded from the coverage of the deed warranties and shall be transferred by quitclaim only [VERIFY]. If the Survey reflects a legal description that differs from that in the conveyance document by which Seller acquired title to the Property, Seller shall also convey, by quitclaim deed, the Property pursuant to the legal description reflected on the Survey.

         8.   TITLE POLICY.

              (a) At the close of escrow, Purchaser shall obtain an ALTA extended coverage owner's policy of title insurance ("Title Insurance Policy") issued by First American Title Insurance Company (the "Title Company") in the full amount of the purchase price (including the assumed amount of the Note obligation), effective as of the close of escrow, insuring Purchaser that good and marketable fee simple title to the Property is vested in Purchaser, subject only to the usual printed exceptions and exclusions contained in such title insurance policies [VERIFY], to the matters approved by Purchaser as provided above in Paragraph 7, to any other matters approved in writing by Purchaser, and containing any endorsements requested by Purchaser.

              (b) The obligations of Escrow Agent to provide the Title Insurance Policy shall be satisfied if, at the close of escrow, Escrow Agent has issued a binding commitment to issue the policy in the form required by this Paragraph and if such


                                          6

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    policy is delivered within a reasonable time following the close of escrow.
    [VERIFY]

         9. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby makes the following representations and warranties to Purchaser, each of which shall be deemed material, with knowledge that Purchaser is relying on same in entering into this Agreement:

              (a) NO OTHER AGREEMENTS. There are no leases, service contracts, management agreements, or other agreements or instruments in force, either oral or written, that grant to any person whomsoever or any entity whatsoever any right, title, interest, or benefit in or to all or any part of the Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Property, which will survive the Closing or be binding upon Purchaser except that certain Lease in favor of SL Automotive, d/b/a Scottsdale Lexus dated __________ with respect to the Property, a copy of which is attached hereto and incorporated herein by reference as EXHIBIT "D" ("Lease"), and [VERIFY] those agreements disclosed in the SPA.

              (b) NO LITIGATION. There are no actions, suits, or proceedings pending, or, to the best of Seller's knowledge, threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property or with respect thereto, nor does Seller know of any basis for such action except as described in Paragraph 29. Seller also has no knowledge of any pending or threatened application for changes in the zoning applicable to the Property or any portion thereof.

              (c) NO CONDEMNATION. To the best knowledge of Seller, no condemnation or other taking by eminent domain of the Property or any portion thereof has been instituted and, to the best knowledge of Seller, there are no pending or threatened condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting the Property or any portion thereof or its use.

              (d) NO PROCEEDINGS AFFECTING ACCESS. To the best knowledge of Seller, there are no pending or, to the best knowledge of Seller, threatened proceedings that could have the effect of impairing or restricting access between the Property and adjacent public roads.

              (e) NO ASSESSMENTS. No assessments have been made against the Property that are unpaid whether or not they have become liens. If the Property or any part thereof shall be or shall have been affected by an assessment or assessments, made on or before the date of Closing, and that are or may become payable in installments, then for the purposes of this Agreement all of the unpaid installments of any such


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    assessments, including those that are to become due and payable after the
    Closing, shall be deemed to be due and payable immediately and shall be paid and discharged in full by Seller at the Closing. [WHO HAS OBLIGATION UNDER LEASE?]

              (f) NO VIOLATIONS. To the best knowledge of Seller, there are no violations of law, municipal or county ordinances, or other legal requirements with respect to the Property.

              (g) ZONING. The Property is currently zoned in a ___________________ classification under the applicable zoning ordinances and a new and used car dealership is permitted thereunder.

              (h) UTILITIES. To the best knowledge of Seller, all utilities necessary for the current use of the Property including water, sanitary sewer, storm sewer, natural gas, electricity, and telephone, are installed and operational and such utilities either enter the Property through adjoining public streets, or, if they pass through adjoining private land, do so in accordance with valid public easements or private easements which inure to the benefit of the Property. All rights to water with respect to the Property are permanent and not subject to reduction or termination, except as disclosed in Paragraph 29. [VERIFY]

              (i) NO FLOOD HAZARD. To the best knowledge of Seller, no portion of the Property is located in a flood plain or an area of special risk with respect to earth movement, rising groundwater, or other natural hazards.

              (j) NO LIENS. All contractors, subcontractors, and other persons or entities furnishing work, labor, materials, or supplies by or at the instance of Seller for the Property are being paid [VERIFY] as their invoices are submitted in the ordinary course of business, and there are no claims against the Property or Seller in connection therewith.

              (k) NO HAZARDOUS SUBSTANCES. To the best knowledge of Seller, without any implied obligation to investigate such matters, (i) no "hazardous substances", as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act or any other State, Federal or local law concerning health or the environment, and the rules and regulations promulgated pursuant thereto, or any other pollutants, toxic materials, or contaminants including, but not limited to, petroleum or petroleum based products have been or shall prior to Closing be discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on or migrate under the Property, except for those hazardous substances stored in compliance with applicable laws in the normal course of the lessee's business operated on the Property, (ii) no asbestos or asbestos containing materials have been installed, used, incorporated into, or


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    disposed of on the Property, (iii) no polychlorinated biphenyls are located on or in the Property, (iv) there are only ____ (__) underground storage tanks located on the Property, and Seller has no knowledge of any underground storage tanks on the Property which have been removed or filled nor has there been any spill from any past or present underground or aboveground storage tank, (v) no investigation, administrative order, consent order or agreement, litigation, or settlement with respect to hazardous substances is in existence with respect to the Property or, to the Seller's knowledge, is proposed, threatened or anticipated, and (vi) the Property has not previously been used as a cemetery, landfill, or as a dump for garbage or refuse.

              (l) NO BANKRUPTCY. The two trusts comprising the Seller are solvent and neither has made a general assignment for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of either party's properties (including the Property) been appointed or a petition filed by or against either for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or State statute, or any proceeding instituted for the dissolution or liquidation of either.

              (m) NO PRE-EXISTING RIGHT TO ACQUIRE. No person or entity has any right or option to acquire the Property or any portion thereof other than Purchaser.

              (i) TAX RETURNS. There are no property tax returns or exemptions required to be filed by Seller relating to the Property under any law, ordinance, rule, regulation, order, or requirement of any governmental authority.

              (n) AUTHORIZATION. This Agreement has been duly executed on behalf of each Trust comprising Seller and constitutes the valid and binding agreement of each Trust comprising Seller, enforceable in accordance with its terms, and all necessary action on the part of such Trust to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

              (o) SELLER NOT A FOREIGN PERSON. Seller is not a "foreign person" which would subject Purchaser to the withholding tax provisions of
    Section 1445 of the Internal Revenue Code of 1986, as amended.

              (p) WARRANTIES CORRECT. All representations and warranties of Seller contained in this Agreement are true and correct as of the date hereof.

              (q) KNOWLEDGE. As used herein, knowledge shall mean that Seller knows or, in the exercise of reasonable diligence by a property owner of an improved commercial property, would or should have known of the particular matter referred to.

         At Closing, Seller shall reaffirm in writing that all such representations and warranties in this Agreement remain true and correct as of the date of the Closing and they shall agree to indemnify and hold harmless Purchaser of and from all loss, cost, liability, damage, expense (including, but not limited to, attorney's fees), action and suit arising out of any breach of such representation or warranty. This indemnity shall survive the Closing for a period of ______________ (___) months. Notwithstanding such limitation, however, Seller agrees that if there is any Hazardous Substance on, or under the Property as of the date of Closing, arising as a result of Seller's actions or for which Seller has liability under any applicable State, Federal or local law, Seller shall indemnify and hold harmless Purchaser from all loss, cost, damage, liability, expense (including, but not limited to, investigative costs and remediation expense and attorneys' fees and expenses) action and proceeding arising or alleged to arise as the result thereof. If there is any change in any representations or warranties from the date of this Agreement to the Closing, Seller shall promptly notify Purchaser and Purchaser may, at Purchaser's option, (i) close and consummate the transaction contemplated by this Agreement, except that after such closing and consummation Purchaser shall not have the right to bring any claim against Seller with respect to the matter disclosed by Seller prior to the Closing, unless such matter is the result of any action or inaction of Seller in which event Purchaser may seek monetary damages from Seller, or (ii) terminate this Agreement by written notice to Seller, whereupon the Earnest Money shall be immediately returned to Purchaser, and thereafter the parties hereto shall have no further rights or obligations hereunder, except only (1) for such rights or obligations that, by the express terms hereof, survive any termination of this Agreement and (2) that Purchaser shall have the right to seek monetary damages from Seller for any representations and warranties breached by them as a result of their actions or inactions, including, but not limited to, Purchaser's out-of-pocket costs and expenses in connection with the negotiation of this Agreement and all due diligence and investigations in connection therewith ("Costs"); or (iii) if the change is as a result of Seller's action or inaction, then Purchaser may treat such change as a Seller default and the Closing may, at Purchaser's option, be postponed to permit Purchaser to pursue its rights against Seller as provided in Paragraph 17 hereof. In addition, with respect to any representation or warranty made to Seller's knowledge, if Seller does not have knowledge that such representation or warranty is false, and if the factual underpinning of any such representation or warranty changes, regardless of Seller's knowledge, Purchaser shall also have the right to terminate this Agreement by notice to Seller on or prior to Closing, Escrow Agent shall return the Earnest Money to Purchase and no party shall have liability to the other except for those expressly stated herein to survive termination of this Agreement.

         10. SELLER'S ADDITIONAL COVENANTS. Seller hereby covenants and agrees that from and after the date hereof until the Closing, Seller shall not, without the prior written consent of Purchaser, change or alter the physical condition of the Property, remove or alter any Improvements, or remove any trees, or grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance affecting the Property or any portion or portions thereof; PROVIDED, HOWEVER, the lessee under the Lease may make such alterations in the ordinary course of business as are permitted under the Lease including, without limitation, painting the Building. Seller covenants that, from the date of this Agreement up to and including the date of Closing, Seller shall not negotiate with any third party respecting the sale of the Property or any interest therein. Seller shall keep all insurance policies regarding the Property in full force and effect until Closing. Seller shall pay and perform all obligations under the Note and Deed of Trust until Closing.

         11. CLOSING. Provided that all of the conditions set forth in this Agreement are theretofore fully satisfied or performed, it being fully understood and agreed, however, that Purchaser may waive expressly and in writing, at or prior to Closing, any conditions benefitting Purchaser that are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held on the Closing Date as defined in the SPA, or at such specific time and date as shall be mutually agreed upon by Seller and Purchaser.

         12. SELLER'S CLOSING DOCUMENTS. For and in consideration of, and as a condition precedent to Purchaser's delivery to Seller of the Purchase Price described in Paragraph 3 hereof, Seller shall obtain or execute, at Seller's expense, and deliver to Escrow Agent at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required, in form and substance reasonably satisfactory to Purchaser and Purchaser's legal counsel, and shall survive the Closing:

              (a) WARRANTY DEED. A Special [VERIFY] Warranty Deed conveying the Property to Purchaser in the form required by the Title Company to issue the Title Insurance Policy;

              (b) QUIT CLAIM DEED. A quitclaim deed, if required by the terms of Paragraph 7;

              (c) PROPERTY VALUE AFFIDAVIT. An affidavit of property value as required by law;

              (d) SELLER'S CERTIFICATE. A certificate evidencing the reaffirmation of the truth and accuracy of the Seller's representations and warranties set forth in this Agreement;

              (e) AFFIDAVITS. Affidavits from Seller and/or the Trusts comprising Seller required by the Title Company to enable it to issue the Title Insurance Policy.

              (f) FIRPTA CERTIFICATE. A FIRPTA Certificate from both Trusts comprising Seller in the form set forth in EXHIBIT "F" attached hereto and by this reference made a part hereof;

              (g) EVIDENCE OF CORPORATE AUTHORITY. Evidence of authority as may be required by the Title Company to issue the Title Insurance Policy;

              (h) LEASE ASSIGNMENT. An executed and acknowledged Assignment, Indemnity and Assumption of Lease Agreement whereby Seller's interest as lessor under the Lease is assigned to Purchaser, Seller indemnifies Purchaser against defaults by Seller under the Lease prior to Closing and Purchaser assumes Seller's obligations under the Lease on and after Closing;

              (i) SETTLEMENT STATEMENT. A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

              (j) OTHER DOCUMENTS. Such other documents as may be necessary or appropriate to transfer and convey the Property to Purchaser and to otherwise consummate this transaction in accordance with the terms of this Agreement

         13. BUYER'S CLOSING DOCUMENTS. On or before the Closing, Purchaser shall deposit with Escrow Agent the following documents for delivery to Seller at the Closing, each of which shall have been duly executed, and where appropriate, acknowledged and shall be in form and substance reasonably satisfactory to Seller and Seller's legal counsel:

              (a) ASSUMPTION DOCUMENTS. All documents required by the Bank in connection with assumption of the Note and Deed of Trust by Purchaser;

              (b) PROPERTY VALUE AFFIDAVIT. An Affidavit of Property Value as required by law;

              (c) LEASE ASSIGNMENT. An executed and acknowledged Assignment, Indemnity and Assumption of Lease Agreement whereby Purchaser assumes Seller's interest as lessor under the Lease from and after Closing; and

              (d) OTHER DOCUMENTS. Such other documents as may be necessary or appropriate to consummate this transaction in accordance with the terms of this Agreement.

         14.  CLOSING COSTS.

              (a) Upon the Closing, Seller agrees to pay one-half of the escrow charges, the attorneys' fees of Seller, and cost of the Report and the Amended Report and all other costs and expenses incurred by Seller in connection with this transaction.

              (b) Upon the Closing, Purchaser agrees to pay one-half of the escrow charges, the entire cost of the owner's policy of title insurance including the cost of any endorsements requested by Purchaser [VERIFY], the attorneys' fees of Purchaser, and all other costs and expenses incurred by Purchaser in connection with this transaction.

         15. PRORATIONS. Ad valorem real property taxes and any assessments [VERIFY] against the Property for the calendar year of Closing shall be prorated as of the date of Closing based on the latest available information. If at Closing actual real estate tax statements are not available, then following the Closing and within thirty (30) days of receipt by either party of actual tax statements, the parties shall reprorate real estate taxes and assessments [VERIFY] among themselves and make any necessary adjusting payment. The terms and provisions of this paragraph shall expressly survive the Closing and shall not merge upon execution and delivery of the Special [VERIFY] Warranty Deed.

         16. PURCHASER'S DEFAULT. Except with respect to Purchaser's indemnity set forth in Paragraph 4 above, in the event of default by Purchaser under the terms of this Agreement, Seller's sole and exclusive remedy shall be to receive the Earnest Money as liquidated damages and thereafter the parties hereto shall have no further rights or obligations hereunder whatsoever. It is hereby agreed that Seller's damages will be difficult to ascertain and that the Earnest Money then held by Escrow Agent constitutes a reasonable estimate thereof and is intended not as a penalty, but as fully liquidated damages. Seller agrees that in the event of a default by Purchaser, it shall not initiate any proceeding to recover damages from Purchaser, but shall limit its recovery to the retention of the Earnest Money.

         17. SELLER'S DEFAULT. In the event of default by Seller under the terms of this Agreement, at Purchaser's option: (i) Purchaser may terminate this Agreement by written notice to Seller, whereupon the Earnest Money shall be immediately returned by Escrow Agent to Purchaser, and Purchaser may sue for damages including, but not limited to, all out-of-pocket costs and expenses incurred by Purchaser in negotiating this Agreement and conducting its due diligence hereunder, or (ii) Purchaser shall be entitled to pursue against Seller any remedy granted to Purchaser at law or in equity, including, without limitation, an action for specific performance of this Agreement against Seller.

         18. CONDEMNATION. If, prior to the Closing, all or any part of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within ten (10) days after the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph 18, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder, except for Purchaser's indemnity as set forth in Paragraph 4 above, shall immediately terminate and be of no further force and effect. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking. At such time as all or a part of the Property is subjected to a bona fide threat of condemnation and Purchaser shall not have elected to terminate this Agreement as hereinabove provided, Purchaser shall be permitted to participate in the proceedings as if Purchaser were a party to the action. Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser's prior written consent thereto in each case.

         19. DAMAGE OR DESTRUCTION. If at any time prior to Closing all or any part of the Improvements be damaged or destroyed, from any cause whatsoever, then Purchaser shall have the right to: (i) terminate this Agreement and receive a full refund of the Earnest Money from Escrow Agent in which case this Agreement shall be null and void and of no further force and effect; or (ii) proceed to Closing and accept the Property in its condition with no decrease in the Purchase Price, however, all insurance proceeds received on account of such damage or destruction shall be paid to Purchaser upon receipt thereof. Seller shall give immediate notice of any damage or destruction to the Property.

         20. ASSIGNMENT. This Agreement and Purchaser's rights, duties, and obligations hereunder may be delegated, transferred, and assigned by Purchaser without the prior written consent of Seller.

         21. NO BROKER. Purchaser and Seller hereby represent each to the other than they have not discussed this Agreement or the subject matter thereof with any real estate broker, agent, or salesman, so as to create any legal right in any such broker, agent, or salesman, to claim a real estate commission, fee or other compensation with respect to the conveyance of the Property contemplated by this Agreement. Seller hereby agrees to indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage, and expense, including attorneys' fees and costs of litigation, Purchaser shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Seller. Likewise, Purchaser hereby agrees to indemnify and hold Seller free and harmless from and against any and all liability, loss, cost, damage, and expense, including attorneys' fees and costs of litigation, Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Property contemplated hereby and arising out of the acts or agreements of Purchaser. This Paragraph 21 shall survive the Closing or any termination of this Agreement.

         22. NOTICES. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier (such as Airborne or Federal Express) for next business day delivery, by hand delivery, or by U.S. registered, or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

         PURCHASER:          United Auto Group, Inc.
                             375 Park Avenue
                             Suite 2201
                             New York, NY   10152
                             ATTN:  George G. Lowrance, Esq.

         with a copy to:     Rogers & Hardin
                             2700 Cain Tower
                             299 Peachtree Street, NE
                             Atlanta, GA  30303
                             ATTN:  Stephen R. Leeds, Esq.

         SELLER:             Steven Knappenberger, as Trustee
                             ___________________________
                             ___________________________
                             ___________________________

                             Bruce Knappenberger, as Trustee
                             ___________________________
                             ___________________________
                             ___________________________

         ESCROW AGENT:       First American Title Insurance Company
                             111 West Monroe
                             Suite 202
                             Phoenix, Arizona  85003
                             ATTN:  Carol Peterson, Escrow Officer
                             Telephone:  602/252-5941

Any notice or other communication as hereinabove provided shall be deemed effectively given and received on the date of delivery, if delivered by hand, or on the next business day following deposit with an overnight courier, or on the third (3rd) business day following deposit in the U. S. mail.

         23. POSSESSION. Full and exclusive possession of the Property, subject to the Lease and the lessee's rights thereunder, shall be delivered by Seller to Purchaser on the date of Closing.

         24. TIME PERIODS. If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

         25. SURVIVAL OF PROVISIONS. All covenants, warranties, and agreements set forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement.

         26. SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

         27. GENERAL PROVISIONS. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon Seller or Purchaser unless such amendment is in writing and executed by both Seller and Purchaser. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence in this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Arizona. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

         28. EFFECTIVE DATE. The "effective date" of this Agreement shall be deemed to be the date this Agreement is fully executed by both Purchaser and Seller and a fully executed original counterpart of this Agreement has been received by both Purchaser and Seller.

         29. GENERAL STREAM ADJUDICATION. Purchaser acknowledges that Purchaser is aware that there is pending in Maricopa County Superior Court a general stream adjudication of all rights to use water in and from the Lower Gila River system and source and that such adjudication may involve rights to use water on and from the Property. [VERIFY]

         30. FORM 1099-B. Escrow Agent is hereby authorized and instructed to file with the U.S. Internal Revenue Service Form 1099-B, Proceeds From Real Estate, Broker, and Barter Exchange Transactions, as required by Section 6045(e) of the Internal Revenue Code of 1986.

         31. SECTION 1031 EXCHANGE. This Agreement is intended to constitute an Exchange Escrow and these provisions shall control the agreement of the parties. Either or both entities comprising the Seller may elect to exchange the Property for other property of like kind in order to qualify such exchange under Section 1031 of the Internal Revenue Code. The exchange of the Property may be handled in accordance with one or more of the following provisions, at Seller's election, but subject in any event to the requirement that no such exchange shall delay the Closing and in no event shall Purchaser be obligated to take title to any property other than the Property:

              (a)  SIMULTANEOUS EXCHANGE WITH THIRD-PARTY PARTICIPATION.
    Seller may exchange the Property for other property so long as the party or parties acquiring the Property are obligated to sell the Property to Purchaser at the purchase price and on the terms and conditions set forth in this Agreement and that such conveyance is not a default under the Note and/or Deed of Trust. The close of any such exchange escrow shall be contingent upon the contemporaneous closing of the escrow provided for herein. In the event Seller does not effect such an exchange at the time set for the closing of this escrow, Seller than agrees to sell, and Purchaser agrees to buy, the Property at the purchase price and upon the terms and conditions set forth in this Agreement.

              (b) EXCHANGE WITH INTERMEDIARY. Seller may, prior to the close of escrow, assign this Agreement to an intermediary of Seller's sole and absolute choice (including all rights of Seller and subject to all conditions and obligations of Seller hereunder). Notwithstanding such assignment, Seller, or Seller's assignee, shall convey the Property directly to Purchaser at close of escrow pursuant to this Agreement.

              (c) PURCHASER COOPERATION. Purchaser agrees to cooperate fully with Seller and Seller's intermediary, if applicable, in facilitating and accomplishing the 1031 exchange contemplated herein.

              (d) NO FINANCIAL OBLIGATION OF PURCHASER. Purchaser shall have no liability or obligation whatsoever for any additional costs or expenses, including attorneys' fees, which may be incurred by virtue of the exchange transactions contemplated by this Paragraph 31.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.

                                  SELLER:

                                  STEVEN KNAPPENBERGER, as Trustee of
                                  the Steven Knappenberger Revocable
                                  Trust II

                                  /s/ Steven Knappenberger
                                  -----------------------------------
                                  STEVEN KNAPPENBERGER, as Trustee as
                                  aforesaid


                                  BRUCE KNAPPENBERGER, as Trustee of
                                  the Bruce Knappenberger Revocable
                                  Trust

                                  /s/ Bruce Knappenberger
                                  -----------------------------------
                                  BRUCE KNAPPENBERGER, as Trustee as
                                  aforesaid

                                  PURCHASER:

                                  UAG WEST, INC., a Delaware
                                  corporation

                                  By: /s/ illegible
                                     --------------------------
                                  Its:
                                      -------------------------


Date:                             Attest:
     -------------------                 ----------------------